Exhibit 19


  Ford Credit Auto Owner Trust 2005-C
  Monthly Servicing Report

  Collection Period                                                                                                 September, 2005
  Distribution Date                                                                                                      10/17/2005
  Transaction Month                                                                                                               1

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $2,149,999,792.14              111,210
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $363,000,000.00         3.951%                     June 15, 2006
   Class A-2 Notes                                                  657,000,000.00         4.240%                    March 15, 2008
   Class A-3 Notes                                                  618,000,000.00         4.300%                   August 15, 2009
   Class A-4 Notes                                                  273,121,000.00         4.360%                     June 15, 2010
   Class B Notes                                                     60,351,000.00         4.520%                September 15, 2010
   Class C Notes                                                     40,234,000.00         4.720%                 February 15, 2011
   Class D Notes                                                     40,234,000.00         6.760%                    March 15, 2012
                                                                     -------------
      Total                                                      $2,051,940,000.00



  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                               $9,098,111.80                    $0.00           $9,098,111.80
  Repurchased Loan Proceeds Related to Interest                           7,540.41                     0.00                7,540.41
                                                                          --------                     ----                --------
      Total                                                          $9,105,652.21                    $0.00           $9,105,652.21
  Servicer Advances:
  Principal Advances                                                         $0.00                    $0.00                   $0.00
  Interest Advances                                                   1,568,065.93                     0.00            1,568,065.93
                                                                      ------------                     ----            ------------
      Total                                                          $1,568,065.93                    $0.00           $1,568,065.93
  Principal:
  Principal Collections                                             $41,941,506.32                    $0.00          $41,941,506.32
  Prepayments in Full                                                40,541,326.05                     0.00           40,541,326.05
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                        153,277.34                     0.00              153,277.34
  Payahead Draws                                                              0.00                     0.00                    0.00
                                                                              ----                     ----                    ----
      Total                                                         $82,636,109.71                    $0.00          $82,636,109.71
  Liquidation Proceeds                                                                                                   $10,600.00
  Recoveries from Prior Month Charge-Offs                                                                                      0.00
                                                                                                                               ----
      Total Principal Collections                                                                                    $82,646,709.71
  Principal Losses for Collection Period                                                                                 $13,647.13
  Total Regular Principal Reduction                                                                                  $82,649,756.84
  Total Collections                                                                                                  $93,320,427.85



  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                  $93,320,427.85
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
                                                                                                                               ----

      Total                                                                                                          $93,320,427.85






                                                          Page 1





  Ford Credit Auto Owner Trust 2005-C
  Monthly Servicing Report

  Collection Period                                                                                                 September, 2005
  Distribution Date                                                                                                      10/17/2005
  Transaction Month                                                                                                               1

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $1,791,666.49        $1,791,666.49                $0.00
   Amount per $1,000 of Original Balance               0.87                 0.87                 0.00






                                                                                                                      Change in
  Noteholders Interest:            Amount Due          Amount Paid           Shortfall  Carryover Shortfall Carryover Shortfall
   Class A1 Notes                   $756,874.86         $756,874.86                  $0.00                $0.00               $0.00
   Class A2 Notes                  1,315,460.00        1,315,460.00                   0.00                 0.00                0.00
   Class A3 Notes                  1,254,883.33        1,254,883.33                   0.00                 0.00                0.00
   Class A4 Notes                    562,325.79          562,325.79                   0.00                 0.00                0.00
   Class B Notes                     128,815.86          128,815.86                   0.00                 0.00                0.00
   Class C Notes                      89,677.12           89,677.12                   0.00                 0.00                0.00
   Class D Notes                    $128,435.87         $128,435.87                  $0.00                $0.00               $0.00
                                    -----------         -----------                  -----                -----               -----

  Total Note Interest:            $4,236,472.83       $4,236,472.83                  $0.00                $0.00               $0.00



  Total Available for Principal Distribution $87,292,288.53
  Principal Distribution Amounts
   First Priority Distribution Amount                 $0.00
   Second Priority Distribution Amount        37,353,041.22
   Third Priority Distribution Amount         40,234,000.00
   Regular Principal Distribution Amount     285,412,958.78
                                            ---------------
      Principal Distribution Amount         $363,000,000.00

  Noteholder Principal Distributions:
   Class A1 Notes                                        $87,292,288.53
   Class A2 Notes                                                  0.00
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
   Class D Notes                                                  $0.00
                                                                  -----
      Total Note Principal Paid                          $87,292,288.53

  Collections Released to Seller                                  $0.00
  Reserve Release                                                 $0.00
  Total Available for Distribution           $93,320,427.85
  Total Distribution (incl. Servicing Fee)   $93,320,427.85





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  Ford Credit Auto Owner Trust 2005-C
  Monthly Servicing Report

  Collection Period                                                                                                 September, 2005
  Distribution Date                                                                                                      10/17/2005
  Transaction Month                                                                                                               1


  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                            Principal                Interest                   Total
                                                         Distribution            Distribution             Distribution
  Class A1 Notes                                              $240.47                   $2.09                  $242.56
  Class A2 Notes                                                 0.00                    2.00                     2.00
  Class A3 Notes                                                 0.00                    2.03                     2.03
  Class A4 Notes                                                 0.00                    2.06                     2.06
  Class B Notes                                                  0.00                    2.13                     2.13
  Class C Notes                                                  0.00                    2.23                     2.23
  Class D Notes                                                 $0.00                   $3.19                    $3.19
                                                                -----                   -----                    -----

  Total Notes                                                  $42.54                   $2.06                   $44.61




  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------

                                                  Beginning of Period                                 End of Period
                                                     Balance       Pool Factor                      Balance        Pool Factor

  Class A1 Notes                               363,000,000.00       1.0000000                 275,707,711.47        0.7595254
  Class A2 Notes                               657,000,000.00       1.0000000                 657,000,000.00        1.0000000
  Class A3 Notes                               618,000,000.00       1.0000000                 618,000,000.00        1.0000000
  Class A4 Notes                               273,121,000.00       1.0000000                 273,121,000.00        1.0000000
  Class B Notes                                 60,351,000.00       1.0000000                  60,351,000.00        1.0000000
  Class C Notes                                 40,234,000.00       1.0000000                  40,234,000.00        1.0000000
  Class D Notes                                 40,234,000.00       1.0000000                  40,234,000.00        1.0000000
                                                -------------       ---------                  -------------        ---------

      Total                                 $2,051,940,000.00       1.0000000              $1,964,647,711.47        0.9574587


  Portfolio Information
  Weighted Average Coupon (WAC)                          5.92%                                           5.90%
  Weighted Average Remaining Maturity (WAM)              52.60                                           51.67
  Remaining Number of Receivables                      111,210                                         108,578
  Portfolio Receivable Balance               $2,149,999,792.14                               $2,067,350,035.30



  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                      $9,923,501.39
  Specified Credit Enhancement Amount                                                                        $20,673,500.35
  Yield Supplement Overcollateralization Amount                                                             $133,231,076.52
  Target Level of Overcollateralization                                                                     $143,154,577.91







                                                          Page 3





  Ford Credit Auto Owner Trust 2005-C
  Monthly Servicing Report

  Collection Period                                                                                                 September, 2005
  Distribution Date                                                                                                      10/17/2005
  Transaction Month                                                                                                               1

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $10,749,998.96
  Specified Reserve Account Balance                                                                           10,749,998.96
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             10,749,998.96
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $10,749,998.96
  Change in Reserve Account Balance                                                                                   $0.00

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------
  Liquidation Proceeds                                                                                                   $10,600.00
  Recoveries from Prior Month Charge-Offs                                                                                     $0.00
  Total Principal Losses for Collection Period                                                                           $13,647.13
  Charge-off Rate for Collection Period (annualized)                                                                          0.00%
  Cumulative Net Losses for all Periods                                                                                   $3,047.13


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                           447                 $8,565,494.75
  61-90 Days Delinquent                                                                             0                         $0.00
  91-120 Days Delinquent                                                                            0                         $0.00
  Over 120 Days Delinquent                                                                          0                         $0.00

  Repossesion Inventory                                                                            10                   $210,882.59


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.0000%
  Preceding Collection Period                                                                                               0.0000%
  Current Collection Period                                                                                                 0.0017%
  Three Month Average                                                                                                       0.0000%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:

  Preceding Collection Period                                                                                               0.0000%
  Current Collection Period                                                                                                 0.0000%
  Three Month Average                                                                                                       0.0000%













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  Ford Credit Auto Owner Trust 2005-C
  Monthly Servicing Report

  Collection Period                                                                                                 September, 2005
  Distribution Date                                                                                                      10/17/2005
  Transaction Month                                                                                                               1

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                                   $0.00                         $0.00
  New Advances                                                                           1,542,472.20                          0.00
  Servicer Advance Recoveries                                                                    0.00                          0.00
                                                                                                 ----                          ----
  Ending Servicer Advances                                                              $1,542,472.20                         $0.00

  Current Month Interest Advances for Prepaid Loans                                        $25,593.73                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                          $0.00
  Additional Payaheads                                                                                                         0.00
  Payahead Draws                                                                                                               0.00
                                                                                                                               ----
  Ending Payahead Account Balance                                                                                             $0.00





















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